Exhibit 99.1

Daiichi Sankyo Selects Lead Candidate Built on Zymeworks’ Azymetric™ Bispecific Platform
●	One of three bispecific immuno-oncology therapeutics being developed under the two companies’ collaboration agreements
●	Zymeworks to receive US$3.5 million commercial license payment from Daiichi Sankyo
Vancouver, Canada, Tokyo, Japan and Basking Ridge, NJ (April 25, 2019) – Zymeworks Inc. (NYSE/TSX: ZYME), a clinical-stage biopharmaceutical company developing multifunctional biotherapeutics, and Daiichi Sankyo Company, Limited (“Daiichi Sankyo”) announced today that Daiichi Sankyo has exercised its option for a commercial license to a proprietary immuno-oncology bispecific built on Zymeworks’ Azymetric™ and EFECT™ platforms. Zymeworks will receive a US$3.5 million payment based on Daiichi Sankyo’s selection of the first of up to three lead product candidates under its collaboration agreements with Zymeworks.
“This is another example of how our Azymetric platform can facilitate the rapid selection and development of bispecific antibody candidates for our pharmaceutical partners,” said Ali Tehrani, Ph.D., President and CEO of Zymeworks. “We are thrilled to see Daiichi Sankyo move this novel therapeutic program into late-stage preclinical development. This is an important step forward towards our shared goal of improving the standard of care for patients with cancer.”
“Our partnership with Zymeworks has allowed us to develop therapeutic candidates based on complex mechanisms of action such as immune cell engagement,” said Antoine Yver, M.D., M.Sc., Executive Vice President and Global Head, Oncology Research and Development, Daiichi Sankyo. “Through this partnership, we have identified a novel bispecific therapeutic that we are excited to be advancing towards the clinic. We look forward to continuing our strong partnership with Zymeworks to develop novel therapeutic options for patients with cancer worldwide.”
Under the terms of the 2016 cross-licensing and collaboration agreement, Zymeworks granted Daiichi Sankyo a license to Zymeworks’ Azymetric™ and EFECT™ platforms to develop a bispecific antibody therapeutic for which Zymeworks is eligible to receive further clinical and commercial milestone payments of up to US$143.4 million, as well as up to double-digit tiered royalties on global product sales. Additionally, Zymeworks obtained a license to certain immuno-oncology antibodies from Daiichi Sankyo, with the right to research, develop, and commercialize multiple bispecific products globally in exchange for royalties on global product sales.
About the Azymetric™ Platform
The Azymetric platform enables the transformation of monospecific antibodies into bispecific antibodies, giving the antibodies the ability to simultaneously bind two different targets. Azymetric bispecific technology enables the development of multifunctional biotherapeutics that can block multiple signaling pathways, recruit immune cells to tumors, enhance receptor clustering degradation, and increase tumor-specific targeting. These features are intended to enhance efficacy while reducing toxicities and the potential for drug resistance. Azymetric bispecifics have been engineered to retain the desirable drug-like qualities of naturally occurring antibodies, including low immunogenicity, long half-life, and high stability. In addition, they are compatible with standard manufacturing processes with high yields and purity, potentially significantly reducing drug development costs and timelines.
About the EFECT™ Platform
The EFECT platform is a library of antibody Fc modifications engineered to modulate the activity of the antibody-mediated immune response, which includes both the up- and down-regulation of effector functions. This platform, which is compatible with traditional monoclonal as well as Azymetric bispecific antibodies, further enables the customization of therapeutic responses for different diseases.
About Zymeworks Inc.
Zymeworks is a clinical-stage biopharmaceutical company dedicated to the development of next-generation multifunctional biotherapeutics. The Company’s suite of therapeutic platforms and its fully integrated drug development engine enable precise engineering of highly differentiated product candidates. Zymeworks’ lead clinical candidate, ZW25, is a novel Azymetric™ bispecific antibody currently in Phase 2 clinical development. The Company’s second clinical candidate, ZW49, is a bispecific antibody-drug conjugate currently in Phase 1 clinical development and combines the unique design and antibody framework of ZW25 with Zymeworks’ proprietary ZymeLink™ cytotoxic payload. Zymeworks is also advancing a deep preclinical pipeline in immuno-oncology and other therapeutic areas. In addition, its therapeutic platforms are being leveraged through multiple strategic partnerships with eight global biopharmaceutical companies. For more information, visit www.zymeworks.com.
About Daiichi Sankyo Cancer Enterprise
The mission of Daiichi Sankyo Cancer Enterprise is to leverage our world-class, innovative science and push beyond traditional thinking to create meaningful treatments for patients with cancer. We are dedicated to transforming science into value for patients, and this sense of obligation informs everything we do. Anchored by three pillars including our investigational Antibody Drug Conjugate Franchise, Acute Myeloid Leukemia Franchise and Breakthrough Science, we aim to deliver seven distinct new molecular entities over eight years during 2018 to 2025. Our powerful research engines include two laboratories for biologic/immuno-oncology and small molecules in Japan, and Plexxikon Inc., our small molecule structure-guided R&D center in Berkeley, CA. Compounds in pivotal stage development include:  [fam-] trastuzumab deruxtecan, an antibody drug conjugate (ADC) for HER2 expressing breast, gastric and other cancers; quizartinib, an oral selective FLT3 inhibitor, for newly-diagnosed and relapsed/refractory FLT3-ITD acute myeloid leukemia (AML); and pexidartinib, an oral CSF1R inhibitor, for tenosynovial giant cell tumor (TGCT). For more information, please visit: www.DSCancerEnterprise.com.

Zymeworks Cautionary Note Regarding Zymeworks’ Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of Canadian securities laws, or collectively, forward-looking statements. Forward-looking statements in this news release include, but are not limited to, statements that relate to future development activities in accordance with the terms of Zymeworks’ agreements with Daiichi Sankyo, potential payments and/or royalties payable to Zymeworks under these agreements, the speed and outcome of drug development plans, Zymeworks’ potential global growth, and other information that is not historical information. When used herein, words and phrases such as “enable”, “will”, “may”, “eligible to”, and similar expressions are intended to identify forward-looking statements. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking. All forward-looking statements are based upon Zymeworks’ current expectations and various assumptions. Zymeworks believes there is a reasonable basis for its expectations and beliefs, but they are inherently uncertain. Zymeworks may not realize its expectations, and its beliefs may not prove correct. Actual results could differ materially from those described or implied by such forward-looking statements as a result of various factors, including, without limitation, market conditions and the factors described under “Risk Factors” in Zymeworks’ Annual Report on Form 10-K for its year ended December 31, 2018 (a copy of which may be obtained at www.sec.gov and www.sedar.com). Consequently, forward-looking statements should be regarded solely as Zymeworks’ current plans, estimates and beliefs. Investors should not place undue reliance on forward-looking statements. Zymeworks cannot guarantee future results, events, levels of activity, performance or achievements. Zymeworks does not undertake and specifically declines any obligation to update, republish, or revise any forward-looking statements to reflect new information, future events or circumstances or to reflect the occurrences of unanticipated events, except as may be required by law.
Contacts:

Daiichi Sankyo

Jennifer Brennan
(908) 992 6631 (office)
(201) 709 9309 (mobile)
jbrennan2@dsi.com

Zymeworks Inc.

Investor Inquiries:

Ryan Dercho, Ph.D.
(604) 678-1388
ir@zymeworks.com

Tiffany Tolmie
(604) 678-1388
ir@zymeworks.com

Media Inquiries:

Angela Bitting
(925) 202-6211
a.bitting@comcast.net